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Exhibit 10.182

PUBLIC HEALTH SERVICE

BIOLOGICAL MATERIALS LICENSE AGREEMENT

        This Agreement is entered into between the Public Health Service ("PHS"), through the Office of Technology Transfer, National Institutes of Health, Box OTT, Bethesda, Maryland 20892, U.S.A. and MedImmune Inc. ("LICENSEE"), a corporation of Delaware, having an office at 35 West Watkins Mill Road, Gaithersburg, Maryland.

        1.    Definitions:

    a.
    "Materials" means the following biological materials: murine hybridoma cell lines designated as #1153, #1142, #1129, #1121, #1243, #1261-25, #1236-4, #1228-28, #1224-1, #1219-22, #1175-40, #1113-44, and #1105-1 developed in the laboratory of Drs. Brian Murphy and Robert Chanock.

    b.
    "Licensed Products" means monoclonal antibodies against respiratory syncytial virus.

    c.
    "Net Sales" means the total gross receipts by LICENSEE for sales, leasing, and renting of Licensed Products, whether invoiced or not, less returns and allowances actually granted, rebates to the extent actually allowed, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE, or for the cost of collections.

        2.    LICENSEE wishes to obtain a license from PHS to use the Materials provided under this Agreement in its commercial research or product development and marketing activities. LICENSEE represents that it has the facilities, personnel and expertise to use the Materials for commercial purposes and agrees to expend reasonable efforts and resources to develop the Materials for commercial use and/or commercial research.

        3.    PHS hereby grants to LICENSEE a worldwide, non-exclusive license to make, have made and use the Materials and to make, have made, use and sell Licensed Products.

        4.    PHS agrees to provide LICENSEE with samples of the Materials, excluding progeny, subclones and derivatives thereof, ("Supplied Materials"), as available, and at reasonable cost to replace the Supplied Materials, as available, in the event of their unintentional destruction.

        5.    In consideration of the grant in Paragraph 3 above, LICENSEE hereby agrees to make the following payments to PHS:

  a.
  Within 30 days of its execution of this Agreement, a noncreditable, nonrefundable license issue royalty of (CONFIDENTIAL TREATMENT REQUESTED);

  b.
  A nonrefundable minimum annual royalty of (CONFIDENTIAL TREATMENT REQUESTED) which shall be due and payable on January 1, 1995 and on January 1 of each calendar thereafter, (CONFIDENTIAL TREATMENT REQUESTED) of which shall be full creditable against earned royalties due under paragraph 5 (c) below in any year, provided, however, that no royalty payment under paragraph 5 (c) shall be reduced by more than (CONFIDENTIAL TREATMENT REQUESTED);

  c.
  An earned royalty of (CONFIDENTIAL TREATMENT REQUESTED) of Net Sales for Licensed Products that contain Materials in whole or in part and (CONFIDENTIAL TREATMENT REQUESTED) on all other Licensed Products, which shall be due and payable within sixty days of the end of each calendar year.

  All payments required under this Agreement shall be in U.S. Dollars, net of all non-U.S. taxes, and shall be made by check or bank draft drawn on a United States bank and made payable to "NIH/Patent Licensing". All such payments shall be sent to the following address: NIH, P.O. Box 360120, Pittsburgh, Pennsylvania, 15251-6120.

        6.    LICENSEE agrees to make written reports to PHS within sixty (60) days after the end of each calendar year. This report shall state the number, description, and aggregate Net Sales of Licensed Products sold, leased or rented by LICENSEE and the resulting calculation pursuant to Paragraph 5 of payment due. LICENSEE shall submit each such report along with payment due PHS for the calendar year covered by the report to PHS at the address listed in Paragraph 5 above and shall also send a copy of the report to PHS at the Mailing Address for Notices indicated on the Signature Page of this Agreement.

        7.    LICENSEE agrees to supply the laboratory of Drs. Murphy and Chanock (PHS) at no charge reasonable quantities, solely determined by LICENSEE, of Materials and Licensed Products that LICENSEE offers for sale or otherwise makes available for public use.

        8.    This Agreement shall become effective on the date when the last party to sign has executed this Agreement and shall terminate twenty (20) years from this effective date, unless previously terminated under the terms of Paragraphs 15 or 16 below.

        9.    LICENSEE agrees to retain control over the Materials, and not to distribute them to third parties without the prior written consent of PHS except as provided in Paragraph 3, except for use in making Licensed Products by LICENSEE.

        10.  LICENSEE agrees that this Agreement does not preclude PHS from distributing the Materials to third parties for research or commercial purposes.

        11.  By this Agreement, PHS grants no patent rights expressly or by implication to any anticipated or pending PHS patent applications or issued patents.

        12.  NO WARRANTIES, EXPRESS OR IMPLIED, ARE OFFERED AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OF THE MATERIALS OR LICENSED PRODUCTS MAY BE EXPLOITED WITHOUT INFRINGING THE PATENT RIGHTS OF ANY THIRD PARTIES. LICENSEE accepts license rights to the Materials and Licensed Products "as is", and PHS does not offer any guarantee of any kind.

        13.  LICENSEE agrees to indemnify and hold harmless the United States government from any third party claims, costs, damages or losses that may arise from or through LICENSEE's use of the Materials or Licensed Products. LICENSEE further agrees that it will not by its action bring the United States government into any lawsuit involving the Materials or Licensed Products. PHS shall provide LICENSEE written notification of any claims as soon as practicable after PHS has knowledge of such claims.

        14.  LICENSEE agrees in its use of any PHS-supplied materials to comply with all applicable statutes, regulations and guidelines, including Public Health Service and PHS regulations and guidelines. LICENSEE agrees not to use the Materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. LICENSEE agrees not to use the Materials for research involving human subjects or clinical trials outside of the United States without notifying PHS, in writing, of such research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to PHS of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of such research or trials.

        15.  LICENSEE may terminate this Agreement upon sixty (60) days written notice to PHS.

        16.  PHS may terminate this Agreement if LICENSEE is in default in the performance of any material obligation under this Agreement, and if the default has not been remedied within ninety (90) days after the date of written notice by PHS of such default.

        17.  Upon termination of this Agreement, LICENSEE agrees to return all Materials to PHS, or provide PHS with certification of their destruction.

        18.  Within ninety (90) days of termination of this Agreement, LICENSEE agrees to submit a final report to PHS, and to submit payment of any royalties due.

        19.  LICENSEE is encouraged to publish the results of its research projects using the Materials or Licensed Products. In all oral presentations or written publications concerning the Materials or Licensed Products, LICENSEE will acknowledge the contribution of Drs. Murphy and Chanock and the PHS agency supplying the Materials, unless requested otherwise by PHS or Drs. Murphy and Chanock.

        20.  This Agreement shall be construed in accordance with the laws of the United States as interpreted and applied by the Federal courts in the District of Columbia.

        21.  This Agreement constitutes the entire understanding of PHS and LICENSEE and supersedes all prior agreements and understandings with respect to the Materials.

        22.  The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

        23.  Paragraphs 12, 13 and 19 of this Agreement shall survive termination of this Agreement.

PHS BIOLOGICAL MATERIALS LICNESE AGREEMENT

SIGNATURE PAGE

        In Witness Whereof, the parties have executed this agreement on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

FOR PHS:
/s/ BARBARA M. MCGAREY J.D. Barbara M. McGarey J.D.	August 24, 1994 Date

Deputy Director, Office of Technology Transfer
National Institutes of Health

Mailing Address for Notices:	Office of Technology Transfer National Institutes of Health Box OTT Bethesda, Maryland 20892

FOR LICENSEE (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of LICENSEE made or referred to in this Agreement are truthful and accurate.)

/s/ WAYNE T. HOCKMEYER Wayne T. Hockmeyer	June 30, 1994 Date

Chairman and Chief Executive Officer

Mailing Address for Notices:	MedImmune, Inc. 35 W. Watkins Mill Road Gaithersburg, MD 20878

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  Exhibit 10.182
PUBLIC HEALTH SERVICE BIOLOGICAL MATERIALS LICENSE AGREEMENT
PHS BIOLOGICAL MATERIALS LICNESE AGREEMENT SIGNATURE PAGE